SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 25, 2011	Commission file number 0-9032

SONESTA INTERNATIONAL HOTELS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York
(State or Other Jurisdiction)

13-5648107
(I.R.S. Employer Identification No.)

116 Huntington Avenue, Boston, MA 02116
(Address of principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code): 617-421-5400

Not Applicable
(Former name, former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07:  Submission of Matters to a Vote of Security Holders.

On May 23, 2011, Sonesta International Hotels Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  As of the record date for the Annual Meeting, there were 3,698,230 shares of the Company’s common stock entitled to vote on all matters presented to the Company’s stockholders at the Annual Meeting.  Holders of 2,329,947 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting.

The results of the votes to the election of directors were as follows:

ELECTION OF COMMON STOCK DIRECTORS
DIRECTOR	VOTES RECEIVED	VOTES WITHHELD	VOTES ABSTAINED	BROKER NON-VOTE
George S. Abrams	2,039,019	207,174	83,754	0
Joseph L. Bower	2,326,587	3,152	208	0
Charles J. Clark	2,323,587	6,152	208	0
Clarence A. Davis	2,260,875	68,864	208	0
Irma F. Mann	2,033,509	184,234	112,204	0
Jacqueline Sonnabend	2,038,546	207,647	83,754	0
Peter J. Sonnabend	2,041,546	204,647	83,754	0
Stephanie Sonnabend	2,041,546	204,647	83,754	0
Stephen Sonnabend	2,038,546	207,371	84,030	0
Jean C. Tempel	2,327,343	2,396	208	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

SONESTA INTERNATIONAL HOTELS CORPORATION

Date:           May 25, 2011

By:	/s/ Boy van Riel
Boy van Riel
Vice President and Treasurer
(Authorized to sign on behalf of the Registrant as Principal Financial Officer).